Effective April  26, 2012 the Companys name changed to Via Varejo S.A.


EXHIBIT A


AMERICAN DEPOSITARY SHARES Each American Depositary
Share represents one deposited Share


THE BANK OF NEW YORK AMERICAN DEPOSITARY
RECEIPT FOR COMMON SHARES, WITHOUT PAR
VALUE, OF GLOBEX UTILIDADES S.A.
INCORPORATED UNDER THE LAWS OF BRAZIL

The Bank of New York as depositary hereinafter called the Depositary, hereby certifies that or registered as signs IS THE OWNER OF AMERICAN DEPOSITARY SHARES representing deposited common shares, without par value herein called Shares, of Globex Utilidades S.A., a company incorporated under the laws of Brazil herein called the Company. At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the deposit agreement at the Sao Paulo, Brazil, office of Banco Itad herein called the Custodian. The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 48 Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE TRUST OFFICE ADDRESS
IS 101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.THE DEPOSIT AGREEMENT.This American Depositary Receipt is
one of an issue here in called Receipts, all issued
and to be issued upon the terms and conditions set forth
in the deposit agreement, dated as of,1996 herein called
the Deposit Agreement, by and among the Company,
the Depositary,and all Owners and holders from time to time
of Receipts issued thereunder, each of whom by accepting
a Receipt agrees to become a party thereto and become
bound by all the terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners and holders
of the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities, property
and cash from time to time received in respect of
such Shares and held thereunder such Shares,
securities, property,and cash are herein
called   Deposited Securities.  Copies of the Deposit
Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Re
ceipt are summaries of certain provisions of the
Deposit Agreement and are qualified by and subject to
the detailed provisions of the Deposit Agreement, to
which reference is hereby made.   Capitalized terms
defined in the Deposit Agreement and not defined hereiri shall have the meanings set forth in the Deposit
Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF
SHARES.
Upon surrender of this Receipt at the Corporate Trust
Office of the Depositary, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the tenris and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities or evidence of ownership of and title to such Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited Securities may be made by the delivery of a certificates in the name of the owner hereof or as ordered by him or the delivery of certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and b any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited
Securities or such documents evidencing ownership of and title to such Deposited Securities for such delivery at the Corporate Trust Office ot the Depositary shall be at the risk and expense of the Owner hereof.

3. TRANSFERS, SPLITUPS, AND COMBINATIONS OF RECEIPTS.
The transfer of   this Receipt is registrable  on  the
books of the Depositary at its Corporate Trust Office by
the owner hereof in person or by a duly authorized
attorney, without unreasonable delay, upon surrender of
this Receipt properly endorsed for transfer or
accompanied by a proper instrument or instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees 	 and
expenses of the Depositary and upon compliance
with such regulations, if any, as the Depositary may
establish  for such purpose. This Receipt may be
split into other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the 	same aggregate 	number 	of


American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the custodian, or Registrar may require a payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto including any such tax or charge or fee with respect to the Shares being deposited or withdrawn and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, b the production of proof satisfactory to it as to the identity and genuineness of any signature and c compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph 22 hereof.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to paragraph
22 hereof. Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited
Securities may be suspended only for i temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, ii the payment of fees, taxes and similar charges, and iii. compliance with any u.s. or foreign laws or governmental regulations relating to the Receipts or to the. withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such registration is not required. For purposes of the foregoing sentence the Depositary shall be entitled to rely upon representations and warranties deemed made pursuant to Section 3.03 of the Deposit Agreement and paragraph 5 hereof and shall not be required to make any further investigation.


In furtherance and not in limitation of the foregoing,
the Depositary shall not, and it shall instruct the Custodian not to, knowingly i accept for deposit shares where such Shares have been withdrawn from a restricted depositary receipt facility in respect of shares established or maintained by a depositary bank,including any
such facility established or maintained   by the  Depositary
hereinafter, a restricted facility,o permit such Shares
to be used to satisfy any persons prerelease obligation, unless such Shares have been acquired in a transaction a registered under the Securities Act of 1933, b in compliance with Regulation S or  c in accordance with
Rule   144 under the Securities Act of 1933, and the
Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect or ii accept for w deposit, X transfer or exchange, y cancellation or z delivery in satisfaction of any person 1 s prerelease obligation, depositary receipts representing Shares issued pursuant to a restricted facility.


4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable with respect to any Receipt or any Deposited
Securities represented 	hereby, such tax or  other
governmental charge shall be payable by the Owner
hereof to the Depositary. The Depositary may refuse
to effect any transfer of this 	Receipt or any
withdrawal  of 	Deposited Securities represented by
American Depositary Shares evidenced by such
Receipt until such payment is made, and may withhold any
dividends or  other distributions, or  may sell for the
account of the owner hereof any part or all of the
Deposited securities represented by the American
Depositary Shares evidenced by this Receipt, and may
apply such dividends or other distributions or the
proceeds of any such sale in payment of	such tax
or other governmental charge and the
Owner hereof shall remain liable for any deficiency.

5.WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, and not subject to any claim in respect of preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so.
Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

6.  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.
Upon the request of the Company, the Depositary shall provide the Company with copies of all such certificates and such written representations and warranties provided to the Depositary under this Article 6 and Section
3.01 of the Deposit Agreement. The Company may from time to time request owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the function of the regulation of currency exchange.

7. CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited

Securities or a distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement, whichever applicable 1 a fee not in excess of U.S.$5.00 per 100
American Depositary Shares or portion thereof for the execution and delivery of Receipts pursuant to
Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section
4.03 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 of the Deposit
Agreement, 2 taxes and other governmental charges, 3 such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder,4 such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, 5 such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, 6
a fee not in excess of U.S.$.02 or less per American
Depositary Share or portion thereof for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through
4.04 thereof.

The Depositary, 1 subject to Paragraph 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8. LOANS AND PRERELEASE OF SHARES AND RECEIPTS.
In its capacity as Depositary, the Depositary will lend
neither the Shares held under the Deposit Agreement nor
the Receipts provided, however, that the Depositary
reserves the right to i execute and deliver Receipts
prior to the receipt of Shares pursuant to Section 2.02
of the Deposit Agreement and ii deliver Shares prior to
the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including
Receipts which were issued under i above but for which
Shares may not have been received. The Depositary may
receive Receipts in lieu of Shares under i above and
receive Shares in lieu of Receipts under ii above Each
such transaction will be a preceded or accompanied by
a written representation from the person  to whom
Receipts or Shares are  to be delivered	 that  such
person, or its customer, owns the Shares or Receipts to
be remitted, as the case  may  be,  b at  all 	times fully
collateralized with cash or such other collateral as the Depositary deems appropriate, c terminable by the Depositary on not more than five 5 business days notice, and d subject to such further indemnities and credit regulations as the Depositary deems appropriate.
The Depositary will limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent 30 of the American Depositary Shares outstanding without giving effect to American Depositary Shares evidence by Receipts outstanding understanding under i above, or shares held under the Deposit Agreement, respectively provided however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and shares involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received it in connection with the foregoing.

9. Titlel To RECEIPTS
Is a condition of this Receipt and every successive holder and owner of this Receipt by accepting or holding the same consents and agrees that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York State, provided, however,that the company and the Depositary, not withstanding any notic to the contrary, may treat the person in whose name this receipt is registered on the book of the Depositary as the absolute owner hereof for the purpose of determing the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the owner thereof

10. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory forany purpose, unless this Receiptshall have been executed by the Depositary by the manual signature or facsimileof a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature or facsimile of a duly authorized officer of the Registrar.
11.REPORTS INSPECTION OF TRANSFER BOOKS.
The Company currently furnishes the Securities and Exchange Commission hereinafter called the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g32b under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by holders and owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549. Pursuant to such Rule, certain of such reports and documents will be translated into or summarized in English.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or the custodian receives any
cash dividend 	or other cash distribution on any Deposited
Securities, the Depositary or the Custodian, in accordance
with applicable law and subject to the provisions of Section
4.05 of the Deposit Agreement, will convert or cause to be
converted within one Business Day of receipt of	such dividend
or distribution, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement,such dividend or distribution into Dollars and either the Depositary or the Custodian will as promptly as practicable distribute the amount thus received net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement by check drawn in a bank in the City of NeW York, to the Depositary which shall distribute such amounts to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges,the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement,whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, upon consultation with the Company, cause the securities or property received by it or the Custodian to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however,that if in the opinion of the Depositary such distribution cannot be made proportionately among the owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received,or any part thereof, and the net proceeds of any.such sale net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

If any distribution consists of a dividend in, or free distribution of, Shares,the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American
Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional
American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.
If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property including Shares and rights to subscribe therefor is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property including Shares and rights to subscribe therefor in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of Receipts entitled thereto and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Company or its agent shall remit to appropriate governmental authorities and agencies in Brazil all amounts, if any, withheld and owing to such authorities and agencies by the Company. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts,if any, withheld and owing to such authorities and agencies by the Depositary.

The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.
The Depositary shall use reasonable efforts to make and maintain arrangements enabling owners who are citizens or residents of the United States to receive any tax credits or other benefits pursuant to treaty or otherwise relating to dividend payments on the American Depositary Shares.

13. RIGHTS.
In the event that the Company shall offer or cause to
be offered to the holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of
any other nature, the Depositary, after consultation with
the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such owners or, if
by the terms of such rights offering or, for any other
reason, the Depositary may not either make such rights
available to any Owners or dispose of such rights and make
the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse provided, however, if at the time of the offering of any rights the
Depositary determines in its discretion, after consultation
with the Company, that it is lawful and feasible to make
such rights available to all owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may  distribute, to any Owner to whom  it
determines the distribution to be lawful and feasible, in
proportion to the number of American Depositary Shares held
by such owner, warrants or other instruments therefor in
such form as it deems appropriate.   If the Depositary
determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement for the account of such Owners otherwise entitled to such rights, warrants or other instruments,upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that a the Company has elected in its sole discretion to permit such rights to be exercised and b such Owner has executed such documents as the Company has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.
As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.
If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights, the Depositary will not offer such rights to the owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.
The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

14.CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted within one Business Day of its or the Custodians receipt of such Foreign Currency, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If at the time of conversion of such Foreign Currency into Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to the owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.
Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If conversion of Foreign Currency into Dollars or distribution of Dollars or nonconvertible Foreign Currency can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license however, the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign currency received by the Depositary or Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such converSion is denied or in the opinion of the Depositary can not be obtained within a reasonable time, the Depositary shall, a as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and i if permitted pursuant to applicable law, transfer such Dollars to the United states and distribute to Owners in accordance with the first paragraph
of this Section 4.05 or ii to the extent transfer of such Dollars to the United States is not permitted pursuant to applicable law, hold
such Dollars as may not	be transferred for the benefit of the
Owners entitled thereto, and b as the nonconvertible balance, if any,
i if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency or an appropriate document evidencing the right to receive such Foreign Currency received by the Depositary
or Custodian to such Owner and,	ii the Depositary shall hold or shall
cause the Custodian to hold any amounts of nonconvertible Foreign currency not distributed pursuant to the immediately preceding subclause bi uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

15. FIXING OF RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution ,other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the . Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, a for the determination of the Owners of Receipts who shall be i entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or ii entitled to give instructions for the exercise of voting rights at any such meeting, or b on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. The Owners on such record date shall be entitled as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the number of American Depositary Shares held by them respectively, and to give voting instructions to exercise the rights of owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

16. VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting	of holders of
Shares or other Deposited Securities, if requested in
writing by the Company, the Depositary shall, as soon as
practicable thereafter,mail to the Owners of Receipts a
notice, the form of which notice shall be subject to the
reasonable discretion of the Depositary, which shall contain
a such information as	is contained in	such notice of meeting
received by the	Depositary from the Company, b a statement
that the owners of Receipts as of the close of business	on a
specified record date will be entitled, subject to any applicable provision of Brazilian law and of the ArtiCles of Association
of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities
represented by their respective	 American Depositary Shares and
c a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given or, if applicable, deemed given in accordance
with the second	paragraph of Section 4.07 of the Deposit Agreement
if no instruction is received to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before
the date established by	the Depositary for such purpose,
the Depositary shall endeavor insofar as practicable and permitted under applicable laws and the provisions of the Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in
accordance with	any nondiscretionary instructions set forth in such request
including their instruction to give a discretionary proxy to a person designated by the Company and the Depositary shall not, and the Depositary shall ensure that each Custodian or any of
its nominees shall not,exercise   any  voting  discretion  over
any  Deposited Securities.

If after complying with the procedures set forth in this Article, the Depositary does not receive instructions from the owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Company.


17. CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in par value,
splitup, consolidation, or any other
reclassification of   Deposited
Securities,   or upon any recapitalization,
reorganization, merger or consolidation,or
sale of assets affecting the Company or to
which it is a party,  any  securities which
shall be  received by the Depositary or a custodian
in exchange for or in conversion of or in respect of
Deposited Securities shall be treated as
new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the
Depositary may,   with the approval of the  Company, and
shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Companys approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds without liability for interest of such sales for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.
Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the company nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future
law or regulation of the United States,	Brazil,or any other
country, or of any other governmental or regulatory
authority or stock exchange, including NASDAQ, or by reason
of any provision, present or future, of  the Articles
of, Association of the Company or by reason of any provision of any securities issued or distributed by the Company, or
any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control,
the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or
criminal penalty on account of doing or performing any act
or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary
or the Company 	incur any liability to any Owner or
holder of a Receipt by reason of any nonperformance or
delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of
any exercise of, or failure to exercise, any discretion
provided for in the Deposit Agreement. Where, by the
terms of a distribution pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit Agreement,	or  an 	offering
or distribution pursuant to section 4.04 of the Deposit Agreement, because of applicable law or for any other reason such distribution or offering may not be made available
to owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and
make the net proceeds available to such Owners,
then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement or
this receipt to owners or holders of Receipts except that
they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence and to act in
good faith in the performance of such duties.
The Depositary shall not be subject to
any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the
Company shall be underany obligation to	appear in, prosecute
or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts,
which in its opinion may involve it in expense or liability, unless indemnitis satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation
whatsoever with respect to such proceedings, the
responsibility of the Custodian	being solely to the
Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon
the advice of or information from legal	counsel,
accountants, any person presenting Shares for deposit, any
Owner or holder of a Receipt, or any other person believed
by it in good faith to be competent to give such advice or information including, but not limited to, any such action or  nonaction based upon any written notice, request,
direction or other document believed by it to be genuine and to have been signed or presented by the proper party
or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any
such action or nonaction is in good faith. The Depositary
shall not be liable for any acts or omissions made by a
successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary and the Company may rely on and shall be protected in acting upon any written
notice, request, direction or other documents believed by
them to be genuine and to have been signed by the proper
party or parties. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless
from, any liability or expense including, but not limited
to, the reasonable fees and expenses of counsel which may
arise out of acts performed or omitted, in accordance with
the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from
time to time, i by either the Depositary or any Custodian or
their respective  directors, employees, agents 	and
affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or ii by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Company shall not indemnify the Depositary or any Custodian against any liability or expense arising out of information relating to the Depositary or any Custodian, as the case may be, furnished in writing to the Company and executed by the Depositary or the Custodian expressly for the use in any registration statement, prospectus or placement memorandum or preliminary prospectus or placement memorandum relating to the Shares evidenced by the American Depositary Shares.

Each Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities and to take any and all procedures necessary to comply with Brazilian law including, but not limited to, those set forth in Article 4 of the Deposit Agreement, and to take such further steps or action as the Depositary ih its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary hereunder by 60 days written notice of its election so to do or a lesser amount of notice if satisfactory to the Company delivered to the Company effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.
The Depositary may at any time be removed by the Company by 60 days written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion. In case at any time the Depositary shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The city of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly a sign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the owners of all outstanding Receipts.Any such successor depositary shall promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20. AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges other than taxes and other governmental charges, or which shall otherwise prejudice any substantial existing right of owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended. thereby.
In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.


21. TERMINATION OF DEPOSIT AGREEMENT
The Depositary shall at any time at the direction of
the Company terminate the Deposit Agreement  by mailing
notice of such termination to the Owners of all Receipts
then outstanding at least 30 days prior to the date fixed in
such notice  for such termination.   The Depositary may
likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depbsitary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date .of termination, the owner of a Receipt will, upon a surrender of such Receipt at the Corporate Trust Office of the Depositary, b payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and c payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

22.COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding any terms of his Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section IA1 of the General
Instructions to the Form F6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23. DISCLOSURE OF INTERESTS.
The Company may from time to time request owners of Receipts to provide information as to the capacity in which such owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the owner and to forward to the Company any such responses to such requests received by the Depositary.

The Depositary and the Company hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Commisao de Valores Mobiliarios the CVM and the Central Bank of Brazil any information and documents related to the Receipts and the Depositarys obligations hereunder as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.
Such predecessor hereunder, shall duly a sign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of
.. its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges other than taxes and other overnmental charges, or which shall otherwise prejudice any substantial existing right of owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such .amendment shall have been given to the owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended.
thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of
the Company terminate the Deposit Agreement by
mailing notice of such termination to the Owners of all
Receipts then outstanding at least 30 days prior to the
date fixed in such notice  for such termination.
The Depositary may likewise terminate the Deposit
Agreement by mailing notice of such termination to the
Company and the owners of all Receipts then
outstanding if at any time 60 days shall have expired
after the Depositary shall have delivered to the
Company a written notice of its election to resign
and a successor depbsitary  shall not have been
appointed  and accepted its appointment as provided in
Section 5.04 of the
Deposit Agreement.  On and after the date .of
termination, the owner of a Receipt will, upon a
surrender of such Receipt at the Corporate Trust Office
of the Depositary, b payment of the fee of the
Depositary for the surrender of Receipts  referred  to
in  Section  2.05  of  the  Deposit Agreement,  and  c
payment  of any applicable taxes  or governmental
charges, be entitled to delivery, to him or upon his
order, of the amount of Deposited Securities
represented by the American Depositary Shares
evidenced by such Receipt.   If any Receipts shall
remain outstanding after the date of termination, the
Depositary thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the distribution
of dividends to the Owners thereof, and shall not give
any further notices or perform any further acts under
the Deposit Agreement, except that the Depositary shall
continue to collect dividends and other distributions
pertaining to Deposited Sedtirities, shall sell property
and rights as provided in the Deposit Agreement, and
shall continue to deliver Deposited Securities, together
with any dividends or other distributions received with
respect thereto and the net proceeds of the sale of
any rights or   other property, in exchange for Receipts
surrendered to the Depositary  after deducting, in
each case, the fee of the Depositary for the surrender
of a Receipt, any expenses for the account of the Owner
of such Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any applicable
taxes or governmental charges.  At any time after the
expiration of one year from the  date  of termination,
the  Depositary  may  sell  the Deposited Securities
then held under the Deposit Agreement and may
thereafter hold uninvested the net proceeds of any such
sale, together with any other cash then held by it
thereunder, unsegregated and without liability for
interest, for the prorata benefit of the Owners of
Receipts which have not theretofore been surrendered,
such owners thereupon becoming general creditors of the
Depositary with respect to such net proceeds.  After
making such sale, the Depositary shall be discharged
from all obligations under the Deposit Agreement, except
to account for such net proceeds and other cash  after
deducting,  in each  case,  the  fee of  the Depositary
for the surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in accordance with
the terms and conditions of the Deposit Agreement, and
any applicable taxes or governmental charges.   Upon
the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the Depositary under
Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

22. COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding any terms of his Receipt or the
Deposit ,Agreement to the contrary, the Company and
the Depositary have each agreed that it will not exercise
any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited
Securitiesin  a  manner    which  would  violate  the  United
States securities laws, including, but not limited to
Section I A1 of the General Instructions to the Form F6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.  DISCLOSURE OF INTERESTS.
The Company may from time to time request owners of Receipts to provide information as to the capacity in which such owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the owner and to forward to the Company any such responses to such requests received by the Depositary.

The Depositary and the Company hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Commisao de Valores
Mobiliarios the CVM and the Central Bank of Brazil any information and documents related to the Receipts and the Depositary 1 s obligations hereunder as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.